UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Eagle Bulk Shipping Inc. (the “Company”) has completed its offering under the Equity Distribution Agreement (the “Agreement”), which was originally reported in a Prospectus filed on March 2, 2009.  Since commencing the offer and issuance of shares under the Agreement, the Company raised gross proceeds of $100 million.

Following the completion of the Agreement, the Company has approximately 61.9 million shares outstanding.

UBS Securities LLC acted as sales agent in the offering.

The Company's cash position for the quarter ended June 30, 2009 was $142 million, and the weighted average number of shares outstanding for the same period was 52.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        EAGLE BULK SHIPPING INC.
                                                        (registrant)

Dated: July 16, 2009	By:	/s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SK 25083 0001 1011559